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                            SCHEDULE 14A INFORMATION

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                   meVC Draper Fisher Jurvetson Fund I, Inc.
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[MVC CAPITAL LOGO]
                                                                January 17, 2003

A REPORT TO OUR SHAREHOLDERS:

     THE SIMPLE GOAL OF ALL INVESTING -- INCLUDING VENTURE CAPITAL
INVESTING -- IS TO BUY LOW AND SELL HIGH. We reacted to the serious market declines in 2001 and much of 2002 by prudently conserving our investors' cash. We waited patiently until we believed private company valuations were near a cyclical low. Now, we feel we are reaching that critical point in the venture cycle. Accordingly, your Fund has begun to invest actively in promising young information technology companies with substantial growth potential.

                    WE ADAPTED OUR BUSINESS MODEL TO ENHANCE
                          MVC'S COMPETITIVE ADVANTAGE

     We refined our business model several months ago in anticipation of the current market environment. By adding a debt financing capability to our established equity investing capability, the Fund improved its access to high quality deal flow. Our strategy to create shareholder value includes the following:

      The Fund's hybrid debt-and-equity model combines the potential for equity returns with the relative stability of debt. This strategy balances the goals of long-term capital appreciation and near-term income and is designed to produce more consistent returns in this economic environment.

      The Fund's hybrid debt-and-equity capabilities also provide us with better access to market-leading companies backed by the best venture capitalists. Other venture capital firms are generally unlikely to provide debt financing to these companies, leaving an unmet need that we can fill.
      We believe shareholders have already benefitted from this competitive advantage through significantly improved deal flow.

      MVC strengthened its investment team, adding professionals with years of experience in venture debt financing.

      MVC initiated a $20 million share repurchase program to enhance liquidity for existing shareholders.

3000 SAND HILL ROAD, BUILDING ONE, SUITE 155  MENLO PARK, CALIFORNIA 94025
T. 650-926-7000  F. 650-926-7001  www.mvccapital.com

     WE BELIEVE THE POTENTIAL OF OUR HYBRID MODEL IS CLEARLY VALIDATED BY OUR EARLY SUCCESS WITH INVESTING ALONGSIDE TOP-TIER VENTURE CAPITALISTS IN LEADING PRIVATE IT COMPANIES.

        EXCEPTIONAL NEW BOARD TO OVERSEE IMPLEMENTATION OF OUR STRATEGY

     To oversee implementation, MVC's Board nominated six new Board candidates with exceptional reputations as leaders of world-class companies.

     The nominees are:

      MICHAEL H. JORDAN. Former Chairman & CEO, CBS Corporation and Westinghouse Electric Corporation. Board member of Dell Computer Corp.; Aetna, Inc.; i2 Technologies; Screaming Media.

      LAURENCE R. HOOTNICK. Former President & CEO, Maxtor Corp. As a Senior Vice President of Intel, his responsibilities included Finance & Administration and Worldwide Sales & Marketing; formerly, President of Intel's Embedded Control & Memory Group. Co-founder of Acuity Ventures.

      VINCE H. TOBKIN. Director, Founder & Head, Worldwide Technology and Telecom, Bain Co. Earlier, he founded and was General Partner of Sierra Ventures and Partner, High Technology Practice, McKinsey & Company.

      PETER J. LOCKE. Former Managing Director and head of the western region of Citibank Corporate Banking, where he was involved in numerous corporate debt financings. Currently, a commercial and financial arbitrator.

      FREDERICK M. HOAR. Communications and marketing strategist for leading technology firms, from Fairchild to RCA. He led communications during Apple's Macintosh launch and IPO. PRWEEK named him one of the 'Top 100 Most Influential Public Relations People of the 20th Century.'

      JAMES K. SIMS. Founder and former CEO of Cambridge Technology Partners, an international management consultant that had more than 4,000 people. Founder, former Chairman and CEO of Concurrent Computer Corporation, a market leader in real-time computing. Co-Founder, Chairman and CEO of GEN3 Partners. Board member of RSA Security.




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     Each new nominee has a record of building shareholder value. Our nominees have valuable skills in the venture capital industry that MVC will tap into as we work to finance the next generation of IT leaders.

     EACH AGREED TO SERVE AS A DIRECTOR IN THE BELIEF THAT MVC IS POISED TO CAPITALIZE ON SIGNIFICANT OPPORTUNITIES FOR LONG-TERM GROWTH.

                  AN OPPORTUNITY FOR SHAREHOLDERS TO BE HEARD

     These exceptional nominations have come in the wake of a series of challenges by hedge funds that we believe purchased MVC shares in hopes of a quick profit. One of these hedge funds filed multiple lawsuits against the Fund last year, most of which were dismissed. In one case, however, a Delaware Court said we had not adequately disclosed, in past elections, certain directors' interests in an unrelated company. The Court ordered MVC to put three Board seats up for a new vote early this year.

     OUR RESPONSE GOES WELL BEYOND WHAT THE COURT ORDERED: we placed all seven of the Board's authorized seats up for a vote by shareholders. Your Board nominated six entirely new candidates with the outstanding qualifications and vision required to support our enhanced investment strategy. The Board acted to provide you, our shareholders, with a clear choice in determining MVC's future.

     A VOTE IN FAVOR OF OUR SLATE OF NOMINEES IS A VOTE FOR MVC'S INVESTMENT STRATEGY AND A VOTE FOR THE MISSION SET FORTH BY MVC FROM THE VERY START:

          'LONG-TERM CAPITAL APPRECIATION FROM VENTURE CAPITAL
     INVESTMENTS . . . IN COMPANIES THAT WE BELIEVE HAVE HIGH GROWTH POTENTIAL OVER THE LONG TERM.'

     We are extremely encouraged by these recent developments and ask for your support at the Fund's annual meeting on February 28, 2003.

Sincerely,

John Grillos
-----------------------
John Grillos,
Chief Executive Officer




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          If you have any questions, please call:
                      [MacKenzie Logo]
                     105 Madison Avenue
                  New York, New York 10016
             email: proxy@mackenziepartners.com
                Call Collect: (212) 929-5500
                OR TOLL FREE: (800) 322-2885
                 Facsimile: (212) 929-0308

IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS AND ITS 2003 ANNUAL MEETING OF SHAREHOLDERS, meVC DRAPER FISHER JURVETSON FUND I, INC. (d/b/a MVC CAPITAL) INTENDS TO FILE A PROXY STATEMENT AND OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING MVC CAPITAL AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FOR FREE THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MVC CAPITAL WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS BY DIRECTING A REQUEST TO BRIAN MATTHEWS, DIRECTOR, INVESTOR RELATIONS, AT 3000 SAND HILL ROAD, BUILDING ONE, SUITE 155, MENLO PARK, CA 94025 OR 650-926-7015.

MVC CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM MVC CAPITAL SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED MATTERS. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF MVC CAPITAL COMMON STOCK WILL BE SET FORTH IN MVC CAPITAL'S PROXY STATEMENT FOR ITS 2003 ANNUAL MEETING OF SHAREHOLDERS. ADDITIONAL INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR INTERESTS WILL BE INCLUDED IN THE PROXY STATEMENT.

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY AND INCREASED COMPETITION, AND OTHER RISKS IDENTIFIED FROM TIME TO TIME IN MVC CAPITAL'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.